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                                                                  EXHIBIT 10.177

                               EXERCISE AGREEMENT


         THIS EXERCISE AGREEMENT is entered into effective as of December 11, 1997, by and between CCA PRISON REALTY TRUST, a Maryland real estate investment trust (the "Company") and CORRECTIONS CORPORATION OF AMERICA, a Tennessee corporation ("CCA").

                                R E C I T A L S:

         WHEREAS, the Company and CCA entered into a Right to Purchase Agreement dated as of July 7, 1997 whereby, among other things, CCA granted the Company an option to acquire any Future Facility under terms and conditions set forth therein (the "Right to Purchase Agreement"); and

         WHEREAS, CCA owns a correctional or detention facility in Cushing, Payne County, Oklahoma, as described on Exhibit A (the "Facility"); and

         WHEREAS, the Company desires to exercise its option to acquire the Facility; and

         WHEREAS, the Right to Purchase Agreement provides that Future Facilities will be acquired on terms and conditions generally consistent with the terms and conditions of the Company's acquisition of certain other facilities from CCA, one of which facilities was a certain facility in Youngstown, Ohio, acquired by the Company pursuant to an Option Agreement dated July 7, 1997 (the "Youngstown Option Agreement") which CCA and the Company have agreed to partially incorporate by reference for the purpose of setting forth certain of the terms and conditions of the Company's acquisition of the Facility;

         NOW, THEREFORE, for and in consideration of the premises, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the Company and CCA hereby agree as follows:

          1. Exercise of Option. The Company hereby exercises its option to acquire the Facility, pursuant to the terms of Paragraph 3 of the Right to Purchase Agreement.

          2. Terms. The purchase price for the Facility is $37,678,508.00. Additionally, the Company shall reimburse CCA for certain costs and expenses related to the Facility in the amount of $618,217.00.

               The Facility will be leased to CCA pursuant to the Master Agreement to Lease between the Company and CCA, dated July 18, 1997 on the following terms:

                    Term - Ten (10) years with three (3) five (5) year renewals.

                    Rent - $4,212,640.00 per year, subject to adjustment to fair market value for the first, second and third extended terms.




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          3.   Additional Terms. (i) The conveyance of the Facility shall not include the rights of CCA under (a) the Monitor Agreement dated August 29, 1995 with Norris & Associates or (b) the Marketing Services Agreement dated August 29, 1995 with Capitol Consultants. Additionally, the Company acknowledges that the Cushing Municipal Authority ("Authority") shall be the sole provider of the following utility services for the Facility: electric, water, sewer and gas provided the amount charged by the Authority for gas shall not exceed the best applicable rate published by Arkansas Louisiana Gas Company for customers of similar size and usage; and provided further the amount charged by the Authority for electric, water and sewer services shall not be greater than the rates charged by the Authority to other commercial customers of similar size and usage. Further, it is specifically acknowledged and agreed by the parties that CCA does not own, and is not conveying to the Company, any rights to the inmate pay telephone service agreements relating to the Facility, or to any renewals or replacements thereof. The Company acknowledges that the Authority and the vendor under the inmate pay telephone service agreement with the Authority may have access to the inmate pay telephone equipment in the Facility during normal business hours upon reasonable notice to operate, maintain and repair the equipment.

                    (ii) For convenience of reference, CCA and the Company agree that the Company's acquisition of the Facility shall be undertaken in accordance with the following provisions of the Youngstown Option Agreement: Articles IV, V, VI, VII, VIII, IX, X, XI and to the extent applicable, the definitions set forth in
               Article I, all of which are incorporated herein by reference and made a part hereof. The Effective Date of this Exercise Agreement shall be the date first written above.



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         IN WITNESS WHEREOF, the Company and CCA have executed this Exercise
Agreement as of the day and date first set forth above.

                                       CCA PRISON REALTY TRUST, a Maryland real estate investment trust


                                       By: /s/ D. Robert Crants, III
                                           ---------------------------------

                                       Title: President
                                              ---------------------------------

                                       CORRECTIONS CORPORATION OF AMERICA,
                                       a Tennessee corporation


                                       By: Darrell K. Massengale
                                           ---------------------------------

                                       Title: Vice President, Finance
                                              ---------------------------------


























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                                    EXHIBIT A


         A tract, piece or parcel of land in the Southwest Quarter (SW/4) of Section Sixteen (16), Township Seventeen (17) North, Range Five (5) East of the Indian Meridian, Payne County, State of Oklahoma, more particularly described as follows: Beginning at a 40D nail for the SW corner of said SW/4; thence N 89(degree)17'22" E, along the South line of said SW/4 a distance of 2595.89 feet to a 1/2 inch iron pin at the SE corner of said SW/4; thence N 01(degree)23'02" W a distance of 986.67 feet to a 1/2 inch iron pin at the NE corner of the S1/2 of the NE/4, SE/4, SW/4; thence S 89(degree)25'49" W a distance of 646.01 feet to a 1/2 inch iron pin at the NW corner of S/2, NE/4, SE/4, SW/4; thence N 01(degree)12'40" W a distance of 329.41 feet to a 1/2 inch iron pin at the NE corner of the W/2, SE/4, SW/4; thence S 89(degree)28'39" W a distance of 645.02 feet to a 1/2 inch iron pin at the NE corner of the SW/4, SW/4; thence S 81(degree)44'00" W a distance of 1301.39 feet to a 40D nail on the West line of said SW/4; thence S 00(degree)41'45" E, along the West line of said SW/4 a distance of 1148.57 feet to the point or place of beginning, a tract to contain
70.926 acres more or less.





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